Exhibit 99.1

For Immediate Release	News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Kelly Dilts Tailored Brands, Inc. - SVP, Finance & IR Ken Dennard Dennard • Lascar Associates

TAILORED BRANDS, INC. PROVIDES PRELIMINARY

FOURTH QUARTER RESULTS AND OPERATIONAL UPDATE

•                  Q4 2015 preliminary comparable sales and updated full year non-GAAP adjusted EPS(1) outlook

•                  Q4 2015 and full year financial results release scheduled for March 9th and conference call scheduled for March 10th

FREMONT, CA — February 16, 2016 — Tailored Brands, Inc. (NYSE: TLRD), today provided preliminary comparable sales results for the fiscal fourth quarter ended January 30, 2016, as well as updated guidance regarding adjusted EPS for fiscal year 2015.  These results are based on information available to the Company as of the date of this release and are subject to revision upon finalization of the quarterly and year-end accounting and financial reporting procedures.  Actual fiscal fourth quarter results will be reported on March 9, 2016 with a conference call the next morning, March 10, 2016.

Comparable sales increased 4.3% at Men’s Wearhouse with clothing comps of 4.3% driven by an increase in average unit retail and tuxedo comps of 4.7%.  Jos. A. Bank comparable sales decreased 31.9% primarily due to a decline in average transactions per store.  K&G comparable sales increased 1.9% driven by units per transaction offset somewhat by lower average transactions per store.  Moores comparable sales decreased 2.7% primarily driven by weakening macro-economic conditions in Canada.

Based on these preliminary results, the Company estimates that adjusted EPS for fiscal 2015 will be near the bottom of the previously announced guidance range of $1.75 to $2.00, excluding non-operating items and non-cash impairment charges.  Please note that due to recent results for Jos. A. Bank, the Company is performing its annual impairment testing, which is likely to result in a significant non-cash impairment charge. When we publish our final results in March, we will include a reconciliation of our GAAP results to our non-GAAP adjusted results.

As previously announced, Tailored Brands is in the midst of a comprehensive profit enhancement project for 2016 and beyond. This project includes a near term focus on right-sizing the store base and cost structure of its Jos. A. Bank business, a multi-year plan to restore brand health and sales at Jos. A. Bank, as well as a fresh look at re-engineering other parts of the Tailored Brands portfolio. The Company is actively engaged in implementing these initiatives.

(1)  See Use of Non-GAAP Financial Measures for additional information.  Non-GAAP adjusted EPS is referred to as “adjusted EPS” for simplicity.

Doug Ewert, chief executive officer of Tailored Brands, stated, “While we are pleased that our Men’s Wearhouse, Moores and K&G brands continue to perform well, management has been, and continues to be, focused on creating long term sustainable and profitable results at Jos. A. Bank.  Although we have seen improvement since the holiday selling season, we are still not satisfied. We are taking actions to reduce costs and rationalize the store base. We have also identified opportunities and begun the work to improve efficiency with positive results in other areas of our portfolio. We will be providing details on these initiatives in our fourth quarter earnings release on March 9th and conference call on March 10th respectively.”

Comparable Sales Summary — Fiscal 2015 (1)

	Comparable Sales Change
Preliminary Fourth Quarter	Current Quarter	Prior Year Quarter
Men’s Wearhouse	4.3%	6.8%
Jos. A. Bank	(31.9)%	(6.6)%
K&G	1.9%	6.8%
Moores	(2.7)%	8.6%

Preliminary Full Year	Current Year	Prior Year
Men’s Wearhouse	4.9%	3.9%
Jos. A. Bank	(16.4)%	(2.5)%
K&G	5.0%	3.7%
Moores	(1.7)%	8.6%

(1)         The tables are a summary of preliminary comparable sales for the fourth quarter and full year ended January 30, 2016.  The Moores comparable sales change is based on the Canadian dollar.  The comparable full year sales shown above for Jos. A. Bank are a comparison to the Jos. A. Bank prior full year, a portion of which was prior to the acquisition on June 18, 2014. Comparable sales exclude the net sales of a store for any month of one period if the store was not owned or open throughout the same month of the prior period and include e-commerce net sales.

USE OF NON-GAAP FINANCIAL MEASURES

This press release contains references to adjusted EPS, a non-GAAP financial measure.  Adjusted EPS excludes items we believe are not indicative of our core operating results as well as certain items related to the acquisition and integration of Jos. A. Bank.  This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s financial performance.  The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to financial information prepared in accordance with GAAP.  Please see the Company’s 2015 third quarter earnings release for additional information on the use of non-GAAP financial measures and a reconciliation of GAAP to non-GAAP information.

FOURTH QUARTER AND YEAR-END FY2015 EARNINGS RELEASE AND CONFERENCE CALL INFORMATION

Tailored Brands will release 2015 fourth quarter and full year results on Wednesday, March 9, 2016 at approximately 5:30 p.m. Eastern time.  Then at 9:00 a.m. Eastern time on Thursday, March 10, 2016, management will host a conference call and live webcast.

To access the March 10th, 9:00 a.m. Eastern time conference call, please dial 412-902-0030.  To access the live webcast, visit the Investor Relations section of the Company’s website at http://ir.tailoredbrands.com.  A telephonic replay will be available through March 17, 2016 by calling 201-612-7415 and entering the access code of 13630668#, or a webcast archive will be available free on the website for approximately 90 days.

Tailored Brands is the largest specialty retailer of men’s suits and the largest provider of rental product in the U.S. and Canada with over 1,700 stores including tuxedo shops within Macy’s.  The Company’s brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G Fashion Superstores. Tailored Brands also operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

This press release contains forward-looking information.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  These forward-looking statements may be significantly impacted by various factors, including, but not limited to: actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, as well as integration of acquisitions, including Jos. A. Bank, performance issues with key suppliers, disruptions in our supply chain, severe weather, foreign currency fluctuations, government export and import policies, advertising or marketing activities of competitors, and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

The forward-looking statements in this press release speak only as of the date hereof. Except for the ongoing obligations of Tailored Brands to disclose material information under the federal securities laws, Tailored Brands undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in our latest annual report on Form 10-K and our filings on Form 10-Q.

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